Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of our report dated March 18, 2003 relating to the financial statements and financial statement schedule of Brookstone, Inc., which appears in Brookstone, Inc.’s Annual Report on Form 10-K for the year ended February 1, 2003.

/s/    PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

September 23, 2003